THIS INDENTURE made at the City of St John's in the Province of Newfoundland, Canada, as of this 28th day May, 1998.

BETWEEN: Par Holdings LTD., a body corporate, duly incorporated under the laws of the Province of Newfoundland (hereinafter called the "Landlord")

AND:     Northstar Technical, Inc.,
          a body corporate, duly incorporated under the lawn of the Province of Newfoundland (hereinafter called "the Tenant")

          of the other part


WITNESSETH that in consideration of the rents, covenants and agreements hereinafter contained the parties hereto covenant and agree as hereinafter set forth;


                    ARTICLE I

              THE DEMISE PREMISES

1.01 the Landlord hereby demises to the Tenant that portion of the floor area of the commercial complex of the Landlord known as The Par Building situate On 685-687 Water Street in the city of St. John's, Newfoundland and consisting of approximately 2340 square feet as outlined in red on the plan or diagram hereto annexed as schedule "A" and hereinafter referred to as "the Demised Premise".


1.02 The Landlord hereby grants to the Tenant in common with others having the like right, the right of ingress and egress to the demised premises from Water Street and the right subject to
    Article 5.09 herein, to park vehicles on the parking lot of the commercial complex for the benefit of the Tenant, its employees, customers and invitees.

                             ARTICLE II
                               TERM

2.01 TO HAVE AND TO HOLD the Demised Premises for the term of two
    (2) years commencing upon the 1st day or July 1998 and ending upon the 30th day of June, 2000. The tenant will take occupancy as soon an the space in ready and will pay as per 3.02

                          ARTICLE III
                             RENT

3.01 Rent - The Tenant Covenants and agrees to pay to the Landlord, without deduction, a basic rental of Twenty Four Thousand dollars ($24,000.O0) plus H.S.T payable in equal monthly installments for Two Thousand Three hundred dollars ($2,300.00) H.S.T included.


3.02 Partial Month Rent - In the event that the commencement date of This Lease should be a date other than the first of a month, then the tenant shall pay for that month a proportionate amount of the basic rent as the remainder of the said month bears to the whole of the said month and thereafter on the 1st day of each and every month during the term hereby create.


                          ARTICLE IV

                     LANDLORD'S COVENANTS

4.O0 The Landlord hereby for itself, its successors and assigns hereby covenants with the Tenant, its successors and assigns as follows:


4.01 That the Tenant paying the rental hereby reserved and observing and performing the several covenants and stipulations on its part herein contained shall hold and enjoy the said demised premises quietly and peaceably during the said term without any interruption by the landlord or any person rightfully claiming under or in trust for it.


4.02 That the Landlord will maintain and repair the structure and exterior of the demised premises other than window, door, and plate glass and the Tenant's store front and signs.


4.03 Access by Landlord to Repair - The Landlord and all persons authorized by it 'shall have the right to erect, use and maintain wiring, mains, pipes, conduits and other means of distributing services in and throuqh Demised Premises; and the Landlord and all persons authorized by it shall have the right from time to time and at all reasonable times to enter upon the Demised Premises for the purpose of access thereto for installation, maintenance and repair, and such entry shall be deemed not to be an interference with the Tenant's possession under this lease.


                           ARTICLE IV

                       TENANT'S COVENANTS

5.00 The tenant, for itself, its successors and assigns and to the intent that the obligations may continue throughout the term hereby created, hereby covenants with the Landlord, its successors and assigns as follows:


5.01 To Pay Rent - The tenant will pay to the Landlord all rentals provided for in this Lease and all other amounts payable by it hereunder which shall be considered additional rental, as herein provided in lawful money of Canada, without any set off, compensation or deduction.


5.02 Repair - To keep the interior of the Demised Premises, and the Tenant's interior fixtures and improvements, in good and tenantable repair and condition and to yield up the same at the termination of this tenancy in qood and tenantable repair and condition, reasonable wear and tear only expected, and the Tenant Covenants to perform such maintenance and to effect such repairs and replacements and to decorate at its own cost and expense as and when necessary or reasonably required La do so by the Landlord: notwithstanding anything contained in this section, the Landlord shall at the default of the Tenant have the right, but not the obligation, to elect, in its sole discretion, to perform or cause repairs, maintenance or replacements to be undertaken by the Tenant hereunder, and to charge the Tenant therefore. The Tenant shall have permission to remove the existing carpet in two rooms and replace with tiles. The Tenant agrees as per this clause to replace this carpet at the end of the lease term)


5.03 Taxes: The Tenant shall pay for its telephone and all business taxes, licences, rates, assessments and other charges levied or assessed on or in respect of or in relation to the occupancy by the Tenant or the business carried on by and assets of the Tenant within the demised premises. In the event of the Tenant failing to pay for such utilities and/or for any such taxes, licences, rates, charges or assessments which it has covenanted to pay and which shall constitute a lien or charge upon the demised premises or the contents, the Landlord, if such default is not cured after giving ten (10) days notice to the Tenant may pay all or any of the same and all such payments so made shall constitute rental forthwith payable and interest at the rate specified in paragraph 7.01 herein from the date of each such payment until fully paid; provided, however, that where there its a bona fide dispute of the Tenant, forfeiture will not result from non- payment and the Landlord shall not pay the same until such dispute has been resolved by nither agreement of the Tenant or by the decision of a competent authority, which ever is earlier in date; whereupon such period of ten (10) will commence upon the date of such agreement or decision.


5.04 Not to Assign - The rights of the Tenant under this Lease shall not be transferred, assigned or sold and the tenant shall not sub-let the whole or any part of the Demised Premises nor grant any concession or license within or with respect to the Demised Premises to any Party without, in either case, the prior written consent of the Landlord. However, such use must in all cases be acceptable to the Landlord. Notwithstanding any such consent being given or any such transfer, assignment, sub-lease or grant being made, the Tenant shall remain responsible jointly and severally with much transferee, assignee, sub-lease or grantee for the fulfillment of all the obligations of the Tenant under the Lease.


5.05 Use of Demised Premises - The Tenant will not time or occupy the demised premises or any part thereof for any purpose other than the operation of an office and manufacturing shop, without first obtaining the previous written consent of the Landlord which consent shall not be unreasonably or arbitrarily withheld.


5.06 Painting, Decoration and Alterations - The Tenant may at any this and from time to time at its own expense paint and decorate the interior of the demised premises and make such changes, alterations, additions, and improvements in and to all the demised premised at will, in the judgment of the tenant, better adapt the demised premises for the purpose of its operation provided however that in so doing the Tenant shall be responsible for the cost of any changes that may have to be made by the Landlord in heating or air conditioning system at the building and further that no changes, alterations, additions or improvements shall be made without the prior written consent at the Landlord and all changes alterations, additions or improvements shall comply with all applicable statutes, regulations, codes or by-laws at any municipal, provincial or other governmental authority.


5.07 Nuisance - The Tenant shall not use or permit any part of the demised premises to be used in a manner so as to cause a nuisance to other tenants of the Landlord, nor to cause or permit annoying noises, vibrations or offensive odors, and the Landlord with regard to the portion of the building other then the herein detained premises shall not use or permit any part of the premises to be used in a manner so as to cause a nuisance to the Tenant, nor to cause or permit annoying noises, vibrations or offensive odors.

5.08 Not to affect the Landlord's Insurance - The Tenant will not do or permit to be done or omit to do anything on the demised premises whereby the Landlord's insurance may be rendered void or voidable or the premium increased and if the Landlord's insurance rate shall be increased by reason of the activity of the Tenant, the Tenant shall pay to the Landlord an additional rental the amount by which the insurance be so increased.


5.09 Landlord's Examination of the Demised Premises - The Landlord and any employee, servant or agent of the Landlord shall be entitled, at any time and from time to time to enter and examine the state of maintenance, repair, decoration and order of the demised premises all equipment and fixtures within the demised premises and any improvements now or hereafter made to the demised premises and the Landlord may give notice to the Tenant requiring that the Tenant perform such maintenance or affect such repairs, replacements or decorations as- may be found necessary from such examination: the failure of the Landlord to give such notice shaIl not however, relieve the Tenant from its obligations to maintain, repair, decorate and keep the leased premises and appurtenances in good order as a careful owner would do and to make such replacement as may be necessary.


5.10 Signs - The Tenant will not erect or permit any advertisements or signs to be erected on or in the demised premises without having obtained the prior written consent of the Landlord to erect such advertisements or signs, which consent which consent unreasonably or arbitrarily withheld.


5.11 Parking - The Tenant shall have access to the parking lot at the rear of the complex for the duration of the Leasing period.


5.12 Tenant to Insure - The Tenant shall take out and keep enforced during the term property damage and public liability insurance all in the amounts and with policies in form satisfactory from time to time to the Landlord, with coverage in no case to be less than $1,000,000.00. The Tenant agrees that if the Tenant fails to take out or keep In force such insurance, the Landlord will have the right to do so and to pay the premium therefore and in such event the Tenant shall repay to the Landlord the amount paid as premium, which payment shall be deemed to be additional rental payable on the 1st day of the next month following the said payment by the Landlord. The Tenant shall have an insurable interest in the Tenant's works and improvements including the store front, stock in trade, furniture, fixtures and interior improvements and shall be entitled to take out and keep in force insurance coverage equal to the full insurable value thereof.


5.13 Merchandise in Common Area -- The Tenant shall not keep. display or sell any merchandise on or otherwise obstruct or use any part Of the sidewalk-, parking lot, vestibule area or other common area and facilities except as permitted in writing by the Landlord.


5.14 Garbage Debris and Refuse - The Tenant shall not place or leave or permit to be placed or left in or upon any part of the commercial complex outside of the demised premises, any debris or refuse except as allowed by the Landlord at specific times of pick-up and then deposit it in areas indicated by the Landlord in proper receptacles provided and placed for that purpose by the Tenant. The Tenant shall pay for the cost of any commercial garbage and refuse removal service required in addition to any provided by the Municipality. At the sole cost and expense of the Tenant, the demised premises shall be kept in a clean and sanitary condition In accordance with the laws of the Municipality and in accordance with all directions, rule and regulations of the Health Officer, Fire
    Marshall, Building Inspector or other proper officers of the Municipality, other agencies having jurisdiction or the insurers of the Landlord; in the event that the Tenant fails to comply with the foregoing provisions, the Landlord may rectify the situation and collect the expense for such work from the Tenant in the same manner as arrears of rent.


5.15 Not to Register Lease- The Tenant shall not register the
     Lease in the Registry of Deeds for the Province of Newfoundland or to do anything which would impair the Landlord's right or ability to encumber the Demised Premises


5.17 No Liens - The Tenant covenants that it will not permit, do, nor cause anything to be done to the Demised Premises which would allow any privilege, lien, mortgage, pledge, change or encurtibrance of any nature whatsoever to be imposed or to remain upon the Demised premises or the Commercial Complex and should any privilege, lien, mortgage. pledge, charqe or encumbrance arise, than the Landlord shall be permitted but not obliged to pay any such privilege. lien, mortgage, pledge, charge or encumbrance and any payment so made shall be additional rent and may be recovered from the Tenant as arrears of rent.


5.18 Indemnify Landlord - The Tenant covenants to indemnify and keep indemnified the Landlord from all liabilities, suits, claims, demands and actions of every nature or kind for which the Landlord become liable or suffer by reason of any breach, violation or non-observance or non-performance by the Tenant, its servants, agents or 1icensees, or any law, by-law or- regulation or any of the Tenant's covenants herein contained, or by reason of any injury to, or death occasioned or suffered by any person or persons or to any property through any act, neglect or default of the Tenant, its servants, agents or licensees; such indemnification In respect of any such breach, violation, or non-perfomance, damage to property. injury or death occurring during the term of this Lease, anything herein to the contrary notwithstanding.


5.19 Indemnify Landlord- The Landlord covenants to indemnify and keep -indemnified the Tenant from all liabilities, suits, claims, demands and actions of every nature or kind for which the Tenant may become liable or suffer by reason of any breach, violation or non-observance or nonperformance by the Landlord, its servants, agents or licensees, or any law, by-law or regulation, or any of the Landlords's covenants herein contained, or by reason or any injury to, or death occasioned or suffered by any person or persons or to any property through any act, neglect or default of the Landlord, its servants, agents or licensees; such indemnification in respect of any such breach, violation. or non-performance, damage to property, injury or death occurring during the term of this Lease or any extension thereof shall survive the termination of this Lease, anything herein to the contrary notwithstanding.

                           ARTICLE VI
                      DAMAGE OR DESTRUCTION

6.01 If only the demised premises shall be destroyed by fire, or other cause to such extend that the same shall not be capable with due diligence of being repaired, restored or rebuilt within a period of six(6) months after the happening of such destruction or damage, then the Landlord or Tenant may terminate this Lease upon thirty (30) days written notice one to the other, given within thirty (30) day's of the date of such destruction or damage; and the Tenant shall thereupon immediately surrender the demised premises to the Landlord and rent shall be apportioned to the date of such damage or destruction.


6.02 If in the event the whole or part of the demised premises shall, during the last two (2) years of the term of this Lease
     (and if the term shall have been extended, during the last two years of the latest extension thereof) be destroyed or damaged to the extent or fifty per cent (50%) or more of the then value of the premises, then in either such event the Landlord or the Tenant may terminate this Lease as of the date of such destruction or damage by giving notice to the other party within thirty (30) days thereafter or its election to do so


6.O3 Whether or not the demised premises shall have been destroyed or damage if the commercial complex shall be destroyed or damaged by fire or other cause to such an extent that the same shall not be capable with due diligence of being repaired restored or rebuilt within a period to twelve (12) months after the happening of such destruction or damage, then the Landlord may tenninate this Lease upon written notice given within thirty (30) days after the happening of such destruction or damage; and the Tenant shall thereupon immediately surrender the demised premises to the Landlord and rent shall be apportioned to date of such termination, unless the demised premises shall also have been destroyed or damaged in which event rent shall be apportioned to the date of such destruction or damage, provided, however, that if the commercial complex can with due diligence be repaired, restored or rebuilt within the period of twelve (12) months after the happening of such destruction or damage, the Landlord may rebuild the commercial complex; provided further that if the landlord becomes obligated to rebuild the commercial complex pursuant to this provision, the Landlord in lieu of rebuilding the building and improvements, constituting the commercial complex in the same form that they previously were, shall be entitled to build a commercial complex in accordance with any plan chosen by the Landlord provided that the floor area at the commercial complex to be constructed is not substantially less than the floor area of the buildings destroyed or damaged immediately prior to such damage or destruction.


6.4 If the demised premises are destroyed or damaged by fire or other cause and notice to terminate this Lease shall not have been duly given as herein provided, the Landlord shall repair the demised premises (excluding Tenant's fixtures and leasehold improvements) with all reaonable speed, and (i) if the damage is such as to render the demised premises wholly unfit for occupancy, all rent hereunder shall cease from the time of the occurrence of the damage untill the completion of repairs to the demised premises by the Landlord, or (ii) if the darnaqe is such that the demised premises can be partially used by the Tenant, the minimum rent (but not percentage or additional rent) shall abate in the proportion that the part of the demised premises renderad unfit fur occupancy bears to the- whole of the demised premises from the time of the occurance of the damage until the completion of repairs to the demised premises (excluding Tenant'e fixtures and leasehold improvements) by the Landlord, and (iii) upon completion or repairs to the demised premises (excluding Tenant's fixtures and leasehold improvements) by the Landlord, all rent under this Lease shall re-comence and the Tenant shall with all resonable speed and at its own expense install all necessary Tenant's fixtures to enable the Tenant to re-open for business.

                          ARTICLE VII

                      INTEREST ON ARREARS

7.01 if the Tenant fails to pay to the Landlord when the same is due and payable, any basic rent, or any other charge under this Lease such amount or amounts shall bear interest at a rate of two per cent (2%) per annum in excess of the minimum lending rate to prime commercial borrowers from time to time current at the main Branch of the Royal Bank of Canada, St. John's, Newfoundland, from the date upon which same was due until actual payment thereof. Nothing herein contained shall be construed so as to compel the landlord to except payment of rent in arrears should the Landlord exact to apply its remedies under Article 8.01 or any other Article of this Lease in the event of default hereunder by the Tenant.

                           ARTICLE VIII
                              DEFAULT

8.01 If the basic rent or any other sums of money payable hereunder by the Tenant or any part thereof shall at any time be unpaid for ten (10) days after becoming payable, whether demanded or not, or if any covenant on the Tenants part herein contained shall not be performed or observed, or in case the demised premises are vacated or become vacant or remain unoccupied for five (5) days or are not used for the purpose provided in this Lease, or in case the term or any of the goods fixtures or equipment of the Tenant are taken in execution or in attachment or if a writ of Execution is issued against the goods, fixtures; or equipment of the Tenant, or in case the Tenant becomes bankrupt or insolvent or makes an assignment for the benefit of its credirors, or becoming bankrupt or insolvent takes the benefit of any act that may be in force for bankrupt or insolvent debtors, or makes a proposal, or if the Tenant shall make a bulk sale of its goods, fixtures or equipment, then in the happening of any such case the full amount of the then current months basic rent and the next three (3) months of basic rent shall immediately become due and payable and the said term shall immediately become forfeited and void, and the Landlord may, without notice or any form of legal process, forthwith re-enter upon and re-take possession of the demised premises and remove the Lessee's effects therefrom and such property may be stored in a public warehouse or elsewhere at the cost of and for the account of the Tenant, any statute or law to the contrary notwithstanding, and without prejudice to any claim for rent or damages which the Lessor may have aqainst the Tenant or to the right of action of the Tenant in respect of any antecedent breach of the Tenant'S covenant herein contained. If at any time an action is brought for recovery of possession of the demised premises, for the recovery of rental or any other amount due under the provisions of this lease, or bocause of a breach by act or omission of any other covenant herein contained on the part of the Tenant, and a breach is established, the Tenant shall pay to the Landlord all expenses incurred therefore.


8.02 Forbearance by Landlord - Any condoning, excusing or overlooking; by the Landlord of any default, breach or nonperformance by the Tenant at any time or times in respect of any payment covenant, agreernent, proviso, or condition contained in the Lease shall not operate as a waiver of the Landlord's right in respect of any subsequent and/or continuing default, breach or nonperformnance, nor so as to defeat or affect in any way the rights of the landlord herein in respect of any such subsequent default, breach or nonperformance.


8.03 Time of the Essence - Time shall be of and continue to be of the essence of the Lease and of all covenants, agreements.
    provisos or conditions contained in the Lease.


8.04 Absconding Tenant- Notwithstanding any of the other provisions in this Lease, if the Tenant taken or attemts or threatens to take any action to cease to continuously and actively operate its business in the demised premises or to abandon the demised premises or if the Landlord has reasonable grounds to believe that the Tenant may take or atternpt to take any action to cease to continuously and actively operate its business in the demised premises or - to abandon the demised premises then in addition to any other remedy the Landlord may have under this Lease or in law or in equity, the Landlord may accelerate the current month's and the next three (3) month's basic rent payable under this Lease for the term hereof and without notice immediately enter upon the demised premises, seize the Tenant's inventory, fixturss and improvements and sell all or any portion of the inventory stock-in-trade, and fixtures by public auction or a private sale, and apply the proceeds to the accelerated rent and the other obligations of the Tenant under this Lease.

                          ARTICLE IX
                            RENEWAL

9.01 If the Tenant duly and regularly performs each and every of the covenants, provisos and agreements herein contained on the part of the Tenant to be paid, done and performed the Landlord will upon the written request of the Tenant given not less than six (6) months before the expiration of the term of this Lease, grant the Tenant a renewal of this lease for a further term of three years on the same terms and conditions as herein contained, except for basic rental which shall be re-negotiated, and escept for this covenant to renew.

                           ARTICLE X
                     ASSIGNMENT BY LANDLORD

 10.01In the event of sale or lease by the Landlord of the commercial Complex or a portion thereof contained in the Demised premises or the assignment by the Landlord or this Lease or any interest of the landlord hereunder, and to the extent that such purchaser, Lessee under such lease, or Assignee has assumed the covenants and obligations or the Landlord hereunder, the landlord shall, without further wrirten agreement, be freed and relieved of liability upon such covenants and obliqations, the Tenant shall from time to time at the request or the Landlord certify or acknowledge to any mortgagee, purchaser, Lsssee or Aseignee as to the status and validity of this lease and the state of the Landlord's and Tenant's account hereunder.


                        ARTICLE XI
                      MISCELLANEOUS


11.0Outing of Premises by Tenant and Landlord's improvements-
    The Tenant covenants that it will leave
    the demised premises in good repair, reasonable wear and -tear, damage by fire, lighting and tempest, act of God and the Queen's enemies only excepted, and it is understood and agreed that all work done and materials supplied by the Tenant shall not be the Tenant's fixtures but shall become the property of the landlord except for such fixtures and equipment that can be removed by the Tenant without damage to the demised premises.



11.02 Notice - Any notice, demand, request or consent required or contemplate by any provision of this lease shall be given or made in writing and delivered or mailed by Registered Mail, in the case of the Landlord to Par Holdings Ltd., 685 Water street, St. John's, Newfoundland, and in the case of the Tenant to 687 Water Street, St. John's, Newfoundland, and any such notice, denmand, request or consent shall be conclusively deemed to have been given or made on the day on which such notice, demand, request or consent is delivered, or, if mailed, then on the next business day following the date of the mailing, as the case may be.


                       ARTICLE XII
                      INTERPRETATION


12.01 Validity - If a term, covenant or condition of this Lease. or the application thereof to any person or circumstances is held to any extent invalid or unenforceable the remainder of this lease or the application of the term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable will not be affected.


12.02 Other Represetation- This lease and the schedules annexed hereto constitute the entire agreentent between the Landlord and the Tenant and neither party is bound by any representation, warranty, promise, agreelnent or iducement not embodied herein.


12.03 Subordination - This Lease is subject and subordinate to all mortgages or deeds of trust which may now or at any time hereafter affect the Demised Premises in whole or in part or the commercial complex in whole or in part and whether or not any such mortgages or deeds of trust shall effect only the Demised Premises or the coramercial complex or shall be blanket mortgages or deeds of trust affecting other premises as well, and the Tenant covenants and agrees at any time upon notice from the Landlord to attorn to and become a tenant or mortgagee or trustee under any such terms and conditions as are herein set forth. This lease shall also be subject and subordinate to all renewals, modifications, consolidations, replacements and extensions of any such mortgages or deeds of trust. In confirmation of such subordination and agreement to attorn, the Tenant shall execute promptly upon request by the Landlord any certificates and instruments which may from time to time be requested to give affect thereto.


12.04 This Lease sha11 enure to the benefit of and be binding upon the respective successors and assigns of each at the parties hereto and where and context so requires or permits the necessary grammatical changes shall be made accordingly.

                         ARTICLE XIII

                          ARBITRATION

13.01 If any dispnte or question shall arise between the landlord and the Tenant touching this Agreement or anything, herein contained, or the construction hereof or the rights, duties or liabilities in relation to the Demised premises, the matter in difference shall be submitted to a single Arbitrator if the parties can agree on one and in the event that they cannot so agree then each party shall appoint one Arbitrator and the two so appointed shall select a third Arbitrator who shall be the chairman and the matter shall then proceed to arbitration in accordance with the provisions of The Judicature Act relating to arbetration or such other legislation as any be airbotituted thereof and the decision of the Arbitrator or Arbitrators shall be final and binding upon the parties.


IN WITNESS WHEREOF the parties hereto have properly executed these presents the day and year first before written.

SINGED SEALED AND DELIVERED
in the presence of:
/S/ Roma Kelly          /S/ Dave Ingelburg
/S/ Dr. Dormheimer      /S/ Wilson Russell